Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Announces Line of Credit

CHRISTIANSTED, U.S. Virgin Islands, August 4, 2022 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (NYSE: AAMC) announced today that it entered into an agreement for a $50 million line of credit with Flagstar Bank FSB, a federal savings bank.

“This line of credit gives the Company access to capital to continue to grow and develop our alternative lending platform,” said Chief Executive Officer, Jason Kopcak. “The management team’s efforts in building the company’s operations will be greatly enhanced as we proceed with our ongoing correspondent loan acquisitions and the launch of our new origination platform from a 7,000 square foot office space in Tampa, Florida.”

About AAMC

AAMC is an alternative lending company that provides liquidity and capital to under-served markets. We also continue to assess opportunities that could potentially be of long-term benefit to shareholders such as Crypto-ATMs. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.